EXHIBIT (1)(g)


                             ARTICLES SUPPLEMENTARY


     THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The aggregate number of shares of Common Stock that the Corporation has authority to issue is increased by one billion (1,000,000,000) shares and such additional shares shall be classified as follows:

                  AmeriStar Limited Duration U.S. Government Portfolio
                      Trust Shares -- 250 million shares
                      Investor Shares -- 250 million shares

                  AmeriStar Limited Duration Tennessee Tax Free Portfolio
                      Trust Shares -- 250 million shares
                      Investor Shares -- 250 million shares


     SECOND: The shares of each such Portfolio (a "Portfolio") as so classified by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to stock of the Corporation generally, and to the following:

                         (1) As more fully set forth hereinafter, the assets and
                      liabilities and the income and expenses of each class of Common Stock of each Portfolio shall be determined separately from those of each other and from those of any other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences, differences with respect to voting powers set forth in the Articles of Incorporation, and certain other differences hereinafter set forth, each such class of Common Stock of each Portfolio shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other class of Common Stock of the Portfolio.

                         (2) Assets of each Portfolio belonging to each of its classes of Common Stock shall be invested in the same investment portfolio.

                         (3)  As to each Portfolio, the dividends and
                      distributions of investment income and capital gains with respect to each such class of Common Stock of the Portfolio shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between such classes of a Portfolio (and between such classes and any other class of the Corporation's stock) to reflect differing allocations of the expenses of the Corporation between the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, capital gains, expenses and liabilities of the Corporation among such classes of each Portfolio and any other class of the Corporation's stock shall be determined by the Board of Directors in a manner that is consistent with applicable law.

                         (4) Except as may otherwise be required by law, all holders of shares of a Portfolio shall vote as a single class except that the holders of each such class of Common Stock of each Portfolio shall have, respectively, (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of such class, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Plan"), applicable to their respective classes and (ii) no voting rights with respect to the provisions of any Plan applicable to another class of stock of the Corporation or with regard to any other matter submitted to a vote of stockholders that does not affect holders of such class of Common Stock.

     THIRD: Immediately before the increase in the aggregate number of shares as set forth in Article FIRST hereto, the Corporation was authorized to issue eleven billion five hundred million (11,500,000,000) shares of Common Stock, all of which were of a par value of one tenth of one cent ($.001) each, of which one billion (1,000,000,000) shares were classified as shares of the Alpha Government Securities Portfolio, one billion (1,000,000,000) shares were classified as shares of the Alpha Prime Portfolio, one billion (1,000,000,000) shares were classified as shares of the BEA Short Duration Portfolios of which five hundred million (500,000,000) shares (marketed as "BEA Client Shares") were generic shares of Common Stock of such Portfolio, two hundred and fifty million (250,000,000) shares were classified as BEA Service Shares and two hundred and fifty million (250,000,000) shares were classified as BEA Investor Shares, two billion five hundred million (2,500,000,000) shares were classified as shares of the Correspondent Cash Reserves Money Market Portfolio of which one billion (1,000,000,000) shares were classified as Institutional Shares and one billion five hundred million (1,500,000,000) shares (marketed as "Retail Shares") were generic shares of Common Stock of such Portfolio, one billion (1,000,000,000) shares were classified as shares of the Correspondent Cash Reserves Tax Free Money Market Portfolio, five hundred million (500,000,000) shares were classified as shares of the AmeriStar Capital Growth Portfolio of which two hundred and fifty million (250,000,000) shares were classified as Trust Shares and two hundred and fifty million (250,000,000) shares were classified as Investor Shares, five hundred million (500,000,000) shares were classified as shares of the AmeriStar Dividend Growth Portfolio of which two hundred and fifty million (250,000,000) shares were classified as Trust Shares and two hundred and fifty million (250,000,000) shares were classified as Investor Shares, five hundred million (500,000,000) shares were classified as shares of the AmeriStar Core Income Portfolio of which two hundred and fifty million (250,000,000) shares were classified as Trust Shares and two hundred and fifty million (250,000,000) shares were classified as Investor Shares, five hundred million (500,000,000) shares were classified as shares of the AmeriStar Limited Duration Income Portfolio of which two hundred and fifty million (250,000,000) shares were classified as Trust Shares and two hundred and fifty million (250,000,000) shares were classified as Investor Shares, five hundred million (500,000,000) shares were classified as shares of the AmeriStar Tennessee Tax Exempt Bond Portfolio of which two hundred and fifty million (250,000,000) shares were classified as Trust Shares and two hundred and fifty million (250,000,000) shares were classified as Investor Shares, seven hundred fifty million (750,000,000) shares were classified as shares of the AmeriStar Prime Money Market Portfolio of which three hundred and seventy-five million (375,000,000) shares were classified as Trust Shares and three hundred and seventy-five million (375,000,000) shares were classified as Investor Shares, seven hundred and fifty million (750,000,000) shares were classified as shares of the AmeriStar U.S. Treasury Money Market Portfolio of which three hundred and seventy-five million (375,000,000) shares were classified as Trust Shares and three hundred and seventy-five million (375,000,000) shares were classified as Investor Shares, and one billion (1,000,000,000) shares were unclassified.

     FOURTH: As hereby increased and classified, the total number of shares of stock which the Corporation has authority to issue is twelve billion five hundred million (12,500,000,000) shares of Common Stock, all of which are of a par value of one tenth of one cent ($.001) each, of which one billion (1,000,000,000) shares are classified as shares of the Alpha Government Securities Portfolio, one billion (1,000,000,000) shares are classified as shares of the Alpha Prime Portfolio, one billion (1,000,000,000) shares are classified as shares of the BEA Short Duration Portfolios of which five hundred million (500,000,000) shares (marketed as "BEA Client Shares") are generic shares of Common Stock of such Portfolio, two hundred and fifty million (250,000,000) shares are classified as BEA Service Shares and two hundred and fifty million (250,000,000) shares are classified as BEA Investor Shares, two billion five hundred million (2,500,000,000) shares are classified as shares of the Correspondent Cash Reserves Money Market Portfolio of which one billion (1,000,000,000) shares are classified as Institutional Shares and one billion five hundred million (1,500,000,000) shares (marketed as "Retail Shares") are generic shares of Common Stock of such Portfolio, one billion (1,000,000,000) shares are classified as shares of the Correspondent Cash Reserves Tax Free Money Market Portfolio, five hundred million (500,000,000) shares are classified as shares of the AmeriStar Capital Growth Portfolio of which two hundred and fifty million (250,000,000) shares are classified as Trust Shares and two hundred and fifty million (250,000,000) shares are classified as Investor Shares, five hundred million (500,000,000) shares are classified as shares of the AmeriStar Dividend Growth Portfolio of which two hundred and fifty million (250,000,000) shares are classified as Trust Shares and two hundred and fifty million (250,000,000) shares are classified as Investor Shares, five hundred million (500,000,000) shares are classified as shares of the AmeriStar Core Income Portfolio of which two hundred and fifty million (250,000,000) shares are classified as Trust Shares and two hundred and fifty million (250,000,000) shares are classified as Investor Shares, five hundred million (500,000,000) shares are classified as shares of the AmeriStar Limited Duration Income Portfolio of which two hundred and fifty million (250,000,000) shares are classified as Trust Shares and two hundred and fifty million (250,000,000) shares are classified as Investor Shares, five hundred million (500,000,000) shares are classified as shares of the AmeriStar Limited Duration U.S. Government Portfolio of which two hundred and fifty million (250,000,000) shares are classified as Trust Shares and two hundred and fifty million (250,000,000) shares are classified as Investor Shares, five hundred million (500,000,000) shares are classified as shares of the AmeriStar Limited Duration Tennessee Tax Free Portfolio of which two hundred and fifty million (250,000,000) shares are classified as Trust Shares and two hundred and fifty million (250,000,000) shares are classified as Investor Shares, five hundred million (500,000,000) shares are classified as shares of the AmeriStar Tennessee Tax Exempt Bond Portfolio of which two hundred and fifty million (250,000,000) shares are classified as Trust Shares and two hundred and fifty million (250,000,000) shares are classified as Investor Shares, seven hundred fifty million (750,000,000) shares are classified as shares of the AmeriStar Prime Money Market Portfolio of which three hundred and seventy-five million (375,000,000) shares are classified as Trust Shares and three hundred and seventy-five million (375,000,000) shares are classified as Investor Shares, seven hundred and fifty million (750,000,000) shares are classified as shares of the AmeriStar U.S. Treasury Money Market Portfolio of which three hundred and seventy-five million (375,000,000) shares are classified as Trust Shares and three hundred and seventy-five million (375,000,000) shares are classified as Investor Shares, and one billion (1,000,000,000) shares are unclassified.

     FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SIXTH: The Board of Directors of the Corporation increased the total number of shares of Common Stock the Corporation has authority to issue pursuant to
Section 2-105(c) of the Maryland General Corporation Law, classified the increased shares pursuant to authority provided in the Corporation's charter.

     The undersigned Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles, with respect to authorization and approval, are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, The Infinity Mutual Funds, Inc. has caused these Articles Supplementary to be signed and filed in its name and on its behalf by its Vice President and witnessed by its Secretary on February 24, 1997.

                                       THE INFINITY MUTUAL FUNDS, INC.


                                       By:______________________________
                                          Jeffrey C. Cusick,
                                          Vice President

Witness:


George O. Martinez, Secretary